EXHIBIT 4.3

                             STOCK OPTION AGREEMENT
          [Consultant Non-Incentive Stock Option Agreement Under Plan]


         AGREEMENT, made as of _________ __, _____ by and between WORLDS INC., a New Jersey corporation (the "Company"), and ____________________ (the "Consultant").

         WHEREAS, on _________ __, ______ ("Grant Date"), pursuant to the terms and conditions of the Company's 1997 Incentive and Non-Qualified Stock Option Plan (the "Plan"), the Board of Directors of the Company or the Committee (as such term is defined in the Plan) authorized the grant to the Consultant of an option to purchase an aggregate of ___ shares of the authorized but unissued common stock of the Company, $.001 par value ("Common Stock"), conditioned upon the Consultant's acceptance thereof upon the terms and conditions set forth in this Agreement and subject to the terms of the Plan (capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Plan); and

         WHEREAS, the Consultant desires to acquire the option on the terms and conditions set forth in this Agreement.

         IT IS AGREED:

         1. Grant of Stock Option. The Company hereby grants to the Consultant the right and option ("Option") to purchase all or any part of an aggregate of ___ shares of Common Stock ("Option Shares") on the terms and conditions set forth herein and subject to the provisions of the Plan.

         2. Non-Incentive Stock Option. The Option represented hereby is not intended to be an Option which qualifies as an "Incentive Stock Option" under
Section 422 of the Internal Revenue Code of 1986, as amended ("Code").

         3. Exercise Price. The exercise price ("Exercise Price") of the Option shall be $____ per share, [cannot be less than 100% of Fair Market Value] subject to adjustment as provided in the Plan.

         4. Exercisability. This Option shall become exercisable on _____________ __, _____, subject to the terms and conditions of the Plan and this Agreement, and shall remain exercisable until _________ __, ____ [cannot exceed 10 years] (the "Exercise Period").

                                       OR

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         4. Exercisability. This Option shall become exercisable, subject to the terms and conditions of the Plan and this Agreement, as follows: (i) the right to purchase 331/3% of the Option Shares shall be exercisable on and after _______ __, ____ [First Anniversary of Date of Grant], (ii) the right to purchase an additional 331/3% of the Option Shares shall be exercisable on and after _______ __, ____ [Second Anniversary of Date of Grant], and (iii) the right to purchase the remaining 331/3% of the Option Shares shall be exercisable on and after _______ __, ____ [Third Anniversary of Date of Grant]. After a portion of the Option becomes exercisable, it shall remain exercisable except as otherwise provided herein, until the close of business on __________ __, ____
[up to Tenth Anniversary from Date of Grant; or five years for incentive options to 10% holders] (the "Exercise Period").

         5.       Effect of Termination of Engagement.

                  5.1 Termination Due to Death. If Consultant's engagement by the Company terminates by reason of death, the portion of the Option, if any, that was exercisable as of the date of death may thereafter be exercised by the legal representative of the estate or by the legatee of the Consultant under the will of the Consultant, for a period of one year from the date of such death or until the expiration of the Exercise Period, whichever period is shorter. The portion of the Option, if any, that was not exercisable as of the date of death shall immediately expire.

                  5.2 Termination Due to Disability. If Consultant's engagement by the Company terminates by reason of disability, the portion of the Option, if any, that was exercisable as of the date of disability may thereafter be exercised by the Consultant for a period of one year from the date of such termination or until the expiration of the Exercise Period, whichever period is shorter. The portion of the Option, if any, that was not exercisable as of the date of termination shall immediately expire.

                  5.3 Termination by the Company Without Cause and/or Due to Retirement. If Consultant's engagement is terminated by the Company without cause or due to the normal retirement of Consultant after his 65th birthday, then the portion of the Option which has vested by the date of termination of engagement may be exercised for a period of three months from termination of engagement or until the expiration of the Exercise Period, whichever is shorter. The portion of the Option, if any, not yet exercisable on the date of termination of engagement shall immediately expire.


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                  5.4      Other Termination.

                           5.4.1    If Consultant's engagement is terminated for
any reason other than (i) death, (ii) disability, (iii) normal retirement, or
(iv) without cause by the Company, the Option shall expire on the date of termination of engagement.

                           5.4.2    The Committee,  in the event the
Consultant's engagement is terminated for cause, may require the Consultant to return to the Company the economic benefit of any Option Shares purchased hereunder by the Consultant within the six month period prior to the date of termination. In such event, the Consultant hereby agrees to remit to the Company, in cash, an amount equal to the difference between the Fair Market Value (on the date of termination) of the Option Shares so purchased by Consultant (or the sales price of such Option Shares if the Option Shares were sold during such six month period) and the Exercise Price.

                  5.5 Competing With the Company. In the event that, within six
(6) months after the date of termination of Consultant's engagement with the Company, Consultant accepts employment with, or becomes engaged as a consultant by, any competitor of, or otherwise competes with, the Company, the Committee, in its sole discretion, may require such Consultant to return to the Company the economic value of any Option Shares purchased hereunder by the Consultant within the six-month period prior to the date of termination. In such event, Consultant agrees to remit the economic value to the Company in accordance with Section 5.4.2.

         6. Withholding Tax. Not later than the date as of which an amount first must be included in the gross income of the Consultant for Federal income tax purposes with respect to the Option, the Consultant shall pay to the Company (or other entity identified by the Committee), or make arrangements satisfactory to the Company (or other entity identified by the Committee) regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount ("Withholding Tax"). Unless otherwise determined by the Committee, withholding obligations may be settled with Common Stock, including Common Stock underlying the subject option, provided that any applicable requirements under Section 16 of the Exchange Act are satisfied so as to avoid liability thereunder. The obligations of the Company under the Plan and pursuant to this Agreement shall be conditioned upon such payment or arrangements with the Company and the Company shall, to the extent permitted by law, have the right to deduct any Withholding Taxes from any payment of any kind otherwise due to the Consultant from the Company.


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         7.       Method of Exercise.

                  7.1 Notice to the Company. The Option may be exercised in whole or in part by written notice in the form attached hereto as Exhibit A directed to the Company at its principal place of business accompanied by full payment as hereinafter provided of the exercise price for the number of Option Shares specified in the notice and of the Withholding Taxes, if any.

                  7.2 Delivery of Option Shares. The Company shall deliver a certificate for the Option Shares to the Consultant as soon as practicable after payment therefor.

                  7.3      Payment of Purchase Price.

                           7.3.1    Cash Payment.  The Consultant shall make
cash payments by wire transfer, certified or bank check or personal check, in each case payable to the order of the Company. The Company shall not be required to deliver certificates for Option Shares until the Company has confirmed the receipt of good and available funds in payment of the purchase price thereof.

                           7.3.2    Promissory Note.  The Committee, in its sole
discretion, may allow Consultant to issue a personal interest bearing full recourse promissory note with such terms and provisions as the Committee may authorize.

                           7.3.3    Stock Payment.  The Committee, in its sole
discretion, may allow Consultant to use Common Stock of the Company owned by him to make any required payments by delivery of stock certificates in negotiable form which are effective to transfer good and valid title thereto to the Company, free of any liens or encumbrances. Shares of Common Stock used for this purpose shall be valued at the Fair Market Value.

                           7.3.4    Payment of Withholding Tax.  Any required
Withholding Tax may be paid in cash or with Common Stock in accordance with Sections 7.3.1 and 7.3.2, respectively, and Section 6.

                           7.3.5    Exchange Act Compliance.  Notwithstanding
the foregoing, the Company shall have the right to reject payment in the form of Common Stock if in the opinion of counsel for the Company, (i) it could result in an event of "recapture" under Section 16(b) of the Securities Exchange Act of 1934; (ii) such shares of Common Stock may not be sold or transferred to the Company; or (iii) such transfer could create legal difficulties for the Company.


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         8. Nonassignability. The Option shall not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner, except by will or by the laws of descent and distribution in the event of the death of the Consultant. No transfer of the Option by the Consultant by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the will and/or such other evidence as the Company may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of the Option.

         9. Company Representations. The Company hereby represents and warrants to the Consultant that:

                           (i) the Company, by appropriate and all required action, is duly authorized to enter into this Agreement and consummate all of the transactions contemplated hereunder; and

                           (ii) the Option Shares, when issued and delivered by the Company to the Consultant in accordance with the terms and conditions hereof, will be duly and validly issued and fully paid and non-assessable.

         10. Consultant Representations. The Consultant hereby represents and warrants to the Company that:

                           (i) he or she is acquiring the Option and shall acquire the Option Shares for his own account and not with a view towards the distribution thereof;

                           (ii) he or she has received a copy of the Plan as in effect as of the date of this Agreement;

                           (iii) he or she has received a copy of all reports and documents required to be filed by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, within the last 24 months and all reports issued by the Company to its stockholders;

                           (iv) he or she understands that he or she is subject to the Company's Insider Trading Policy and has received a copy of such policy as of the date of this Agreement;

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                           (v) he or she understands that he or she must bear
         the economic risk of the investment in the Option Shares, which cannot be sold by him unless they are registered under the Securities Act of 1933 (the "1933 Act") or an exemption therefrom is available thereunder and that the Company is under no obligation to register the Option Shares for sale under the 1933 Act;

                           (vi) in his or her position with the Company, he or she has had both the opportunity to ask questions and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder and to obtain any additional information to the extent the Company possesses or may possess such information or can acquire it without unreasonable effort or expense necessary to verify the accuracy of the information obtained pursuant to clause (iii) above;

                           (vii) he or she is aware that the Company shall place stop transfer orders with its transfer agent against the transfer of the Option Shares in the absence of registration under the 1933 Act or an exemption therefrom as provided herein; and

                           (viii) if, at the time of issuance of the Option Shares, the issuance of such shares have not been registered under the 1933 Act, the certificates evidencing the Option Shares shall bear the following legend:

                      "The shares represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933. The shares may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act."


         11.      Restriction on Transfer of Option Shares.

                  11.1 Anything in this Agreement to the contrary notwithstanding, Consultant hereby agrees that he shall not sell, transfer by any means or otherwise dispose of the Option Shares acquired by him without registration under the 1933 Act, or in the event that they are not so registered, unless (i) an exemption from the 1933 Act registration requirements is available thereunder, and (ii) the Consultant has furnished the Company with notice of such proposed transfer and the Company's legal counsel, in its reasonable opinion, shall deem such proposed transfer to be so exempt.

                  11.2 Anything in this Agreement to the contrary notwithstanding, Consultant hereby agrees that he shall not sell, transfer by any means or otherwise dispose of the Option Shares acquired by him

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(i) prior to six months after the Grant Date and (ii) except in accordance with
Company's Insider Trading Policy regarding the sale and disposition of securities owned by employees and/or directors of the Company.

         12. Adjustments. The number of shares subject to the Option, the Exercise Price, the Exercise Period and the vesting of the Option shall all be subject to adjustment under Section 10 of the Plan.

         13.      Miscellaneous.

                  13.1 Notices. All notices, requests, deliveries, payments, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be either delivered personally or sent by registered or certified mail, or by private courier to the parties at their respective addresses set forth herein, or to such other address as either shall have specified by notice in writing to the other. Notice shall be deemed duly given hereunder when delivered or mailed as provided herein.

                  13.2 Conflicts with Plan. In the event of a conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall in all respects be controlling.

                  13.3 Consultant and Stockholder Rights. The Consultant shall not have any of the rights of a stockholder with respect to the Option Shares until such shares have been issued after the due exercise of the Option. Nothing contained in this Agreement shall be deemed to confer upon Consultant any right to continued engagement by the Company or any subsidiary thereof, nor shall it interfere in any way with the right of the Company to terminate Consultant in accordance with the provisions regarding such termination set forth in Consultant's written agreement with the Company, or if there exists no such agreement, to terminate Consultant's engagement at will.

                  13.4 Waiver. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.

                  13.5 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supercedes any and all prior agreements with respect to the Option. This Agreement may not be amended except by writing executed by the Consultant and the Company.

                  13.6 Binding Effect; Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto and, to the extent not prohibited herein, their respective heirs, successors, assigns and

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representatives. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto and as provided above, their respective heirs, successors, assigns and representatives any rights, remedies, obligations or liabilities.

                  13.7 Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey (without regard to choice of law provisions). Consultant (i) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection to the venue of any such suit, action or proceeding and the right to assert that such forum is not a convenient forum, and (iii) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. Consultant further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon him mailed by certified mail to its address shall be deemed in every respect effective service of process upon him in any such suit, action or proceeding.

                  13.8 Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

                  13.9 Consultant's Options. Consultant acknowledges that the Option and the stock options referred to below are the only stock options granted to him by the Company.


Date of Grant           Number of Shares                  Exercise Price
-------------           -----------------                 --------------

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                  IN WITNESS WHEREOF, the parties hereto have signed this
Agreement as of the day and year first above written:

WORLDS INC.                               Address:  15 Union Wharf
                                                    Boston, Massachusetts 02109


By:_____________________________
     Steven G. Chrust, Chairman
     of the Board


CONSULTANT:                                Address:



____________________________________


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                                                                     EXHIBIT A

                      FORM OF NOTICE OF EXERCISE OF OPTION

----------------------------
           DATE

WORLDS INC.
15 Union Wharf
Boston, Massachusetts 02109
Attention:  Stock Option Committee of
                  the Board of Directors

                           Re:      Purchase of Option Shares

Gentlemen:

                  In accordance with my Stock Option Agreement dated as of _________ __ ____ with Worlds Inc. (the "Company"), I hereby irrevocably elect to exercise the right to purchase _________ shares of the Company's common stock, par value $.001 per share ("Common Stock").

                  As payment for my shares, enclosed is (check and complete applicable box[es]):

                  |_| a [personal check] [certified check] [bank check] payable to the order of the Company in the sum of $_________;

                  |_| confirmation of wire transfer in the amount of $_____________;

                  |_| with the consent of the Company, a certificate for __________ shares of the Company's Common Stock, free and clear of any encumbrances, duly endorsed, having a Fair Market Value (as such term is defined in the 1997 Incentive and NonQualified Stock Option Plan) of $_________; and/or

                  |_| with the consent of the Company, a personal interest bearing full recourse promissory note in the amount of $__________.

                  I hereby represent and warrant to, and agree with, the Company that:

                           (i) I am acquiring the Option and shall acquire the Option Shares for my own account, for investment, and not with a view towards the distribution thereof;

                           (ii) I have received a copy of the Plan and all reports and documents required to be filed by the Company with the Commission pursuant to the Exchange Act within the last 24 months and all reports issued by the Company to its stockholders;

                           (iii) I understand that I must bear the economic risk of the investment in the Option Shares, which cannot be sold by me unless they are registered under the Securities Act of 1933 (the "1933 Act") or an exemption therefrom is available thereunder and that the Company is under no obligation to register the Option Shares for sale under the 1933 Act;

                           (iv) I understand I am subject to the Company's Insider Trading Policy and have received a copy of such policy as of the date of this Agreement;




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                           (v) I agree that I will not sell, transfer by any
         means or otherwise dispose of the Option Shares acquired by me hereby except in accordance with Company's policy, if any, regarding the sale and disposition of securities owned by employees and/or directors of the Company;

                           (vi) in my position with the Company, I have had both the opportunity to ask questions and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder and to obtain any additional information to the extent the Company possesses or may possess such information or can acquire it without unreasonable effort or expense necessary to verify the accuracy of the information obtained pursuant to clause (ii) above;

                           (vii) I am aware that the Company shall place stop transfer orders with its transfer agent against the transfer of the Option Shares in the absence of registration under the 1933 Act or an exemption therefrom as provided herein; and

                           (viii) if, at the time of issuance of the Option Shares, the issuance of such shares have not been registered under the 1933 Act, the certificates evidencing the Option Shares shall bear the following legend:

                  "The shares represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933. The shares may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act."


Kindly forward to me my certificate at your earliest convenience.


Very truly yours,

----------------------------------      ----------------------------------------
(Signature)                                         (Address)

----------------------------------      ----------------------------------------
(Print Name)

                                        ----------------------------------------
                                               (Social Security Number)


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